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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   APRIL 6, 1994
                                                         ---------------
                                                         (APRIL 6, 1994)


                         AMES DEPARTMENT STORES, INC.
            (Exact Name of Registrant As Specified In Its Charter)


                                    DELAWARE
                (State Or Other Jurisdiction Of Incorporation)


            1-5380                                 04-2269444
     (Commission File Number)          (IRS Employer Identification No.)


       2418 MAIN STREET; ROCKY HILL, CONNECTICUT             06067-0801
       (Address Of Principal Executive Offices)              (Zip Code)


                                (203) 257-2000
             (Registrant's Telephone Number, Including Area Code)


                               NOT APPLICABLE
        (Former Name Or Former Address, If Changed Since Last Report)








                           Exhibit Index on Page 6

                      Page 1 of 11 (Including Exhibits)

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ITEM 5:  OTHER EVENTS

         On April 5, 1994 Ames Department Stores, Inc. ("Ames" or the "Company") publicly released its audited results of operations and balance sheet for the fiscal year ended January 29, 1994 ("fiscal 1994"). Beginning on April 6, 1994, Ames will distribute, to certain of its banks, potential lenders, principal trade vendors and factors, summaries of its financial results for the four (unaudited) and fifty-two weeks ended January 29, 1994 and for the four weeks ended February 26, 1994 (unaudited). These monthly and year-to-date results (collectively, the "monthly results") are attached hereto as Exhibits 20-A and 20-B and are incorporated by reference herein. The balance sheets as of January 29, 1994 and February 26, 1994 are subject to possible debt reclassifications depending upon the status of the Company's negotiations for new long-term financing prior to the filing of its Form 10-K for fiscal 1994.

         Compared with the projections contained in the Form 8-K dated April 5, 1993 (referred to herein as the "FY 94 Plan"), sales for the four weeks ended January 29, 1994 were $18.1 million below FY 94 Plan and EBITDA was $.5 million better than FY 94 Plan. EBITDA is defined as earnings (loss) before interest, income taxes, LIFO expense or credit, restructuring charges, bankruptcy expenses, depreciation and amortization, and any non-cash extraordinary or unusual items. In January, the major component of the sales shortfall was in softline categories. January's sales were significantly impacted by severe winter weather. The unfavorable impact from the lower-than-planned sales on January's EBITDA was more than offset by a higher-than-planned gross margin rate and lower-than-planned expenses. The gross margin rate was above FY 94 Plan in January due primarily to lower-than-planned clearance markdowns. In addition, in January, advertising and store operating expenses were below FY 94 Plan.

         Sales for the fifty-two weeks ended January 29, 1994 were $157.5 million below FY 94 Plan; however, EBITDA was $.5 million above FY 94 Plan. The fiscal 1994 sales shortfall against FY 94 Plan was primarily due to the Company's de-emphasis of lower-margin hardline categories, a weak apparel market and harsh winter weather during the first and fourth quarters of the year. The unfavorable impact from the sales shortfall on fiscal 1994's EBITDA was offset by lower-than-planned expenses and a higher-than-planned gross margin rate resulting primarily from the Company's emphasis on higher-margin products in its merchandise mix and in its advertising and more stringent inventory (and other operating) controls, which resulted in, among other things, improved shrink results and lower clearance markdowns compared to FY 94 Plan.

         As a consequence of the adoption of fresh-start reporting (see below) and Financial Accounting Standards No. 109 "Accounting for Income Taxes," the Company recorded a non-cash income tax provision of $3.3 million for fiscal 1994 with an associated increase of $3.3 million in additional paid-in capital. Ames currently expects to report the tax benefits realized for tax purposes for cummulative temporary differences, as well as for the net operating loss carryovers, as an

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         addition to paid-in capital rather than as a reduction in the tax provision in future statements of operations. As a result, the Company now currently anticipates that, assuming profitability, there will be a tax provision for the fiscal year ending January 28, 1995 ("fiscal 1995") at an effective rate similar to fiscal 1994.
         However, the tax provision has no impact on the Company's EBITDA, taxes payable, or cash flows. As a result of its significant carry-forward tax benefits, Ames does not anticipate having to pay income taxes for an extended period.

         As of January 29, 1994, inventories were $4.7 million above FY 94 Plan due primarily to a planned LIFO reserve of $3.0 million that was not needed. Trade payables were $14.3 million below FY 94 Plan due primarily to the timing of trade payments. Outstanding borrowings under the Company's revolving line of credit as of January 29, 1994 were $15.4 million above FY 94 Plan due, in part, to earlier-than-planned funding of standby letters of credit and the timing of trade payments. The Company's cash balance at January 29, 1994 was $19.3 million below FY 94 Plan due, in part, to lower-than-planned total outstanding letters of credit (that must be cash collateralized) and the timing of trade payments.

         The Company met its consecutive 30-day "clean-up" requirement in January and is in compliance with all debt covenants through fiscal February.

         As previously reported, on January 28, 1994, there was a partial roof collapse at the Company's distribution center in Leesport, PA. The collapse involved approximately 10,000 square feet of the total 1.2 million square feet in the facility. Subsequent to that date, there were three additional partial collapses totalling approximately 30,000 square feet. The Leesport facility was closed for several weeks. However, since March 24, 1994, the Company has been able to access the inventory at Leesport. Repair work has begun and the facility is currently expected to be partially operational by June 1994 and fully operational by October 1994. The Company obtained temporary warehouse space within a short distance from Leesport and has also been operating additional shifts at its other distribution centers in Mansfield and Clinton, MA. The Company believes that these steps will continue to provide an adequate supply of merchandise to its stores in the immediately foreseeable future. In addition, the Company expects to be reimbursed for its property damages and for a substantial portion of any incremental expenses it may incur in connection with this incident. At the present time, the Company believes that the net financial effect from the Leesport situation will not have a material impact on the Company's financial position or results of operations.

         Compared with the projections contained in the Form 8-K dated February 17, 1994 (referred to herein as the "FY 95 Plan"), sales for the four weeks ended February 26, 1994 were $3.6 million below FY 95 Plan; however, EBITDA was $1.8 million better than FY 95 Plan. In February, the sales shortfall was entirely in hardlines. February sales were affected by the persistently harsh winter weather and the

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         Leesport closing.  The unfavorable impact from the lower-than-planned sales on February's EBITDA was more than offset by lower-than-planned expenses and the gain on sale of a store lease. Store operating, field and home office expenses were all below FY 95 Plan in February.

         As of February 26, 1994, inventories were $24.0 million below FY 95 Plan, principally in softline categories, due, in part, to a temporary delay in the volume of shipments received as a result of the Leesport closing. Trade payables were $33.3 million above FY 95 Plan due primarily to the timing of payments. Outstanding borrowing under the Company's revolving line of credit were $61.5 million below FY 95 Plan as of February 26, 1994 due, in part, to the above factors. The Company's unrestricted cash balance at February 26, 1994 was $3.8 million below FY 95 Plan due, in part, to the fact that the beginning balance was less than projected in the FY 95 Plan.

         Ames is distributing the monthly results to its banks, potential lenders, principal trade vendors and factors to facilitate their credit analysis following the Company's emergence from bankruptcy. The summary results SHOULD NOT BE RELIED UPON FOR ANY OTHER PURPOSE and should be read in conjunction with the Company's Form 10-K for the fiscal year ended January 30, 1993 ("fiscal 1993"), the Company's most recent Form 10-Q for the third fiscal quarter ended October 30, 1993, the Company's Form 10-K to be filed for the fiscal year ended January 29, 1994, the Company's Form 8-K dated April 5, 1993, and the Company's Form 8-K dated February 17, 1994. The monthly results are being reported publicly solely because they are being distributed to a large number of the Company's vendors for purposes of their credit analyses.

         In accordance with the guidelines provided by the American Institute of Certified Public Accountants in Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," the Company adopted fresh-start reporting at December 26, 1992, the effective date of the Chapter 11 plan of reorganization for accounting purposes. Under fresh-start reporting, the reorganization value of the Company upon its emergence from Chapter 11 was allocated to its net assets on the basis of the purchase method of accounting at December 26, 1992. Accordingly, results for the fiscal year ended January 29, 1994, except for January's monthly results, are not comparable in certain material respects to such results for fiscal 1993. Management believes that the presentation of EBITDA results in a more meaningful comparison with fiscal 1993 due to the impact of fresh-start reporting on depreciation, amortization and LIFO inventory.

         During the pendency of its reorganization case, Ames disclosed publicly its monthly results through filings with the Office of the U.S. Bankruptcy Trustee. Although Ames expects to continue to make its monthly results public for fiscal 1995, Ames does not believe it is obligated to provide such information indefinitely, other than as required by applicable regulations, and Ames may cease making such

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         disclosures and updates at any time.  The monthly results were not examined, reviewed or compiled by Ames' independent certified accountants. Moreover, Ames does not believe that it is obligated to update the monthly results to reflect subsequent events or developments. The reported monthly results for February are subject to future adjustments, if any, that could materially affect such results. However, in the opinion of the Company, the monthly results contain all adjustments (consisting of normal recurring adjustments for February) necessary for a fair statement of the results for the periods presented.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibit:  20-A   Financial Summary Results for the Four Weeks
                          (Unaudited) and Fifty-Two Weeks Ended January
                          29, 1994.

         Exhibit:  20-B   Unaudited Financial Summary Results for the Four
                          Weeks Ended February 26, 1994.





































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                               INDEX TO EXHIBITS








      EXHIBIT NO.                  EXHIBIT                           PAGE NO.


         20-A      Financial Summary Results for the Four                 8
                   Weeks (Unaudited) and Fifty-Two Weeks
                   Ended January 29, 1994.

         20-B      Unaudited Financial Summary Results for               10
                   the Four Weeks Ended February 26, 1994.




































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                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                           AMES DEPARTMENT STORES, INC.
                                                     Registrant





Dated:  April 5, 1994               By: /S/ PETER THORNER
                                           Peter Thorner
                                           President, Chief Operating
                                           Officer and Director



Dated:  April 5, 1994               By: /S/ WILLIAM C. NAJDECKI
                                           William C. Najdecki
                                           Senior Vice President,
                                           Chief Accounting Officer




















                                 Page 7 of 11